Exhibit 99.1

Drive Shack Inc. Announces Third Quarter 2021 Financial Results and
Preferred Stock Dividends for Fourth Quarter 2021

Reported Total Company Revenue of $76.4 Million for the Third Quarter 2021; Highest Quarterly Revenue Reported in Three Years

Reported Operating Loss of $5.9 Million and Positive Adjusted EBITDA of $3.3 Million for the Third Quarter 2021

Debuted First Puttery Venue in The Colony, Texas in September 2021

DALLAS, November 8, 2021 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the third quarter and nine months ended September 30, 2021.

“The third quarter was a historic quarter for our Company with the launch of Puttery, our new, competitive socializing and immersive entertainment experience,” said Drive Shack Inc.’s President and Chief Executive Officer Hana Khouri. “Our first Puttery venue debuted in our home market on September 3rd in The Colony, Texas, one of the most exciting entertainment districts in North Texas. Guests are responding favorably to our inaugural Puttery and the feedback on their experience remains overwhelmingly positive. I am beyond proud of the countless team members that worked hard to deliver our first venue and I thank them for their unmatched dedication and commitment to bring our Puttery brand and vision to life. We look forward to opening additional Puttery venues in the coming months, including our Charlotte location which is planned to open later this quarter.”

Khouri continued, “We delivered strong results for the third quarter, including the highest quarterly revenue in three years and our fifth consecutive quarter of positive adjusted EBITDA. Our American Golf and Drive Shack businesses have largely returned to pre-COVID levels, and our events business continues to meaningfully increase as we near the important, key holiday months. 2021 has been an instrumental year and we remain centered on our strategic priorities to drive growth and profitability this year and beyond.”

Third Quarter 2021 Financial Highlights
Total revenue for the third quarter this year was $76.4 million compared to $66.5 million in the same period last year. The Company’s traditional golf business, American Golf, generated total revenue of $65.1 million in the third quarter 2021, which included $14.7 million of managed course expense reimbursements, compared to $60.3 million in the third quarter 2020, which included $15.2 million of managed course expense reimbursements. The increase to last year’s third quarter was largely due to higher event revenue and green and cart fee revenue this year.

The Company’s entertainment golf business, comprised of both Drive Shack and Puttery venues, generated total revenue of $11.3 million in the third quarter 2021, an increase of $5.1 million compared to $6.2 million in the third quarter 2020. The increase to last year’s third quarter was primarily due to strict COVID-19 local mandates that remained in effect on large group gatherings last year, which impacted both walk-in and event revenue in the prior year’s quarter. Additionally, the Company debuted its first Puttery entertainment golf venue in September 2021, which generated total revenue of $0.8 million this year.

Operating loss for the third quarter 2021 was ($5.9) million, an improvement of $0.1 million versus an operating loss of ($6.0) million in the third quarter 2020. The Company incurred significantly higher pre-opening costs in the third quarter this year compared to the same period last year due to increased costs associated with its new Puttery venues incurred this year. Additionally, the Company’s operating expenses this year are more normalized, including G&A expenses, given it is beyond the peak COVID-19 impacts during the same period last year when its operating expenses were below historic levels. Adjusted EBITDA was $3.0 million in the third quarter this year, relatively flat versus the same period last year.

As of September 30, 2021, the Company had cash and cash equivalents of $63.9 million compared to $47.8 million as of December 31, 2020.

Summary Financial Results
Three and Nine Months Ended September 30, 2021 compared to the Three and Nine Months Ended September 30, 2020 ($ in thousands, except for per share data) (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Total revenues	$76,366	$66,465	$211,337	$159,700
Operating Loss	$(5,921)	$(5,996)	$(12,744)	$(32,987)
Net Loss	$(8,866)	$(9,412)	$(21,739)	$(66,300)
Loss applicable to common stockholders	$(10,246)	$(10,807)	$(25,909)	$(70,485)

Loss applicable to common stock, per share
Basic	$(0.11)	$(0.16)	$(0.29)	$(1.05)
Diluted	$(0.11)	$(0.16)	$(0.29)	$(1.05)
Adjusted EBITDA[1]	$3,254	$3,340	$13,707	$(8,407)

For the three months ended September 30, 2021, the Company reported an operating loss of ($5.9) million and a net loss of ($8.9) million compared to an operating loss of ($6.0) million and a net loss of ($9.4) million in the same period last year. Adjusted EBITDA was $3.3 million for third quarter 2021, relatively flat compared to Adjusted EBITDA for the third quarter 2020.1

For the nine months ended September 30, 2021, the Company reported an operating loss of ($12.7) million and a net loss of ($21.7) million compared to an operating loss of ($33.0) million and a net loss of ($66.3) million in the same period last year. Adjusted EBITDA was $13.7 million for the nine months ended September 30, 2021, an increase of $22.1 million compared to Adjusted EBITDA of ($8.4) million for the same period in 2020.1

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning November 1, 2021 and ending January 31, 2022. The dividends are payable on January 31, 2022, to holders of record of preferred stock on January 1, 2022, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

2021 Third Quarter Earnings Conference Call Details
Management will host a live conference call and webcast to discuss the Company’s 2021 third quarter results today starting at 9:00 a.m. Eastern Time. A simultaneous webcast of the conference call will be available to the public on a listen-only basis on the Company’s investor relations website at https://ir.driveshack.com, along with the supplemental slide presentation. The conference call may be accessed by dialing 1-877-876-9173 (from within the U.S.) or 1-785-424-1667 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID “DSQ321.”

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

A telephonic replay of the conference call will also be available approximately two hours following the conclusion of the call through end of day on Monday, November 15, 2021 and may be accessed by dialing 1-877-710-5301 (from within the U.S.) or 1-402-220-1604 (from outside of the U.S.).

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including The Puttery and Drive Shack venues, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States ("GAAP") and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Investor Relations Contact
Kelley Buchhorn
Head of Investor Relations
Drive Shack Inc.
646-585-5591
ir@driveshack.com

Media Contact
Morgan Schaaf
Head of Brand Marketing and Communications
Drive Shack Inc.
469-283-2760
media@driveshack.com

DRIVE SHACK INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	(unaudited)
	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$63,867	$47,786
Restricted cash	3,442	2,252
Accounts receivable, net	4,084	4,446
Real estate securities, available-for-sale	3,414	3,223
Other current assets	28,605	14,410
Total current assets	103,412	72,117
Restricted cash, noncurrent	709	795
Property and equipment, net of accumulated depreciation	174,616	169,425
Operating lease right-of-use assets	186,220	192,828
Intangibles, net of accumulated amortization	13,767	15,124
Other assets	5,752	6,765
Total assets	$484,476	$457,054

Liabilities and Equity
Current liabilities
Obligations under finance leases	$5,638	$6,470
Membership deposit liabilities	17,978	14,692
Accounts payable and accrued expenses	33,812	29,596
Deferred revenue	13,086	23,010
Other current liabilities	20,744	28,217
Total current liabilities	91,258	101,985
Credit facilities and obligations under finance leases - noncurrent	9,997	12,751
Operating lease liabilities - noncurrent	174,776	167,837
Junior subordinated notes payable	51,177	51,182
Membership deposit liabilities, noncurrent	102,521	99,862
Deferred revenue, noncurrent	10,555	9,953
Other liabilities	3,377	3,447
Total liabilities	$443,661	$447,017

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of September 30, 2021 and December 31, 2020	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,086,727 and 67,323,592 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	921	673
Additional paid-in capital	3,233,866	3,178,704
Accumulated deficit	(3,257,835)	(3,232,391)
Accumulated other comprehensive income	1,254	1,468
Total equity of the company	$39,789	$10,037
Noncontrolling interest	1,026	—
Total equity	$40,815	$10,037
Total liabilities and equity	$484,476	$457,054

DRIVE SHACK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Golf operations	$62,257	$58,766	$177,170	$137,066
Sales of food and beverages	14,109	7,699	34,167	22,634
Total revenues	76,366	66,465	211,337	159,700

Operating costs
Operating expenses	60,729	54,993	165,234	142,584
Cost of sales - food and beverages	3,696	2,170	8,951	6,654
General and administrative expense	9,685	7,916	25,697	24,102
Depreciation and amortization	5,823	6,853	17,852	20,329
Pre-opening costs	2,030	227	3,375	1,049
(Gain) Loss on lease terminations and impairment	324	302	2,972	(2,031)
Total operating costs	82,287	72,461	224,081	192,687
Operating income (loss)	(5,921)	(5,996)	(12,744)	(32,987)

Other income (expenses)
Interest and investment income	190	135	502	400
Interest expense, net	(2,626)	(2,896)	(7,964)	(8,232)
Other income (loss), net	107	(157)	29	(24,212)
Total other income (expenses)	(2,329)	(2,918)	(7,433)	(32,044)
Loss before income tax	(8,250)	(8,914)	(20,177)	(65,031)
Income tax expense	616	498	1,562	1,269
Net loss	(8,866)	(9,412)	(21,739)	(66,300)
Less: net loss attributable to noncontrolling interest	(15)	—	(15)	—
Net loss attributable to the Company	(8,851)	(9,412)	(21,724)	(66,300)
Preferred dividends	(1,395)	(1,395)	(4,185)	(4,185)
Loss applicable to common stockholders	$(10,246)	$(10,807)	$(25,909)	$(70,485)

Loss applicable to common stock, per share
Basic	$(0.11)	$(0.16)	$(0.29)	$(1.05)
Diluted	$(0.11)	$(0.16)	$(0.29)	$(1.05)

Weighted average number of shares of common stock outstanding
Basic	92,085,846	67,212,532	88,938,344	67,131,827
Diluted	92,415,570	67,212,532	89,521,013	67,131,827

DRIVE SHACK INC. AND SUBSIDIARIES
Adjusted EBITDA Non-GAAP Reconciliation (unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(8,866)	$(9,412)	$(21,737)	$(66,300)
Income tax expense	616	498	1,562	1,269
Other income (loss)	(107)	157	(29)	24,212
Net interest expense	2,436	2,761	7,462	7,832
Operating loss	$(5,921)	$(5,996)	$(12,742)	$(32,987)
Depreciation and amortization	5,823	6,853	17,852	20,329
(Gain) loss on lease termination and impairment	324	302	2,972	(2,031)
Pre-opening costs	2,030	227	3,375	1,049
Other items(1)	998	1,954	2,250	5,233
Adjusted EBITDA	$3,254	$3,340	$13,707	$(8,407)

(1)
For the three months ended September 30, 2021 and 2020, other items include (i) corporate severance of $50 and $440, respectively; (ii) transactional G&A of $461 and $1,101, respectively; and (iii) employee stock-based compensation of $487 and $413, respectively.  For the nine months ended September 30, 2021 and 2020, other items include (i) corporate severance of $180 and $1,132 respectively; (ii) transactional G&A of $833 and $3,114, respectively; and (iii) employee stock-based compensation of $1,237 and $986, respectively.